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                                   EXHIBIT 5.1







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                                                                     Exhibit 5.1




                                                         _____________ __, 199__



Advanta Auto Finance Corporation
500 Office Center Drive
Fort Washington, Pennsylvania 19034

                  Re:      Advanta Auto Finance Corporation
                           Automobile Receivables-Backed Securities
                           Series 199__-
                           -----------------------------------------

Gentlemen:

     We have acted as counsel to [Advanta Auto Finance Corporation] (the "Registrant") in connection with the preparation and filing of the registration statement on Form S-3 (such registration statement, the "Registration Statement") being filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), in respect of Automobile Receivables-Backed Securities, Series 199__- ("Securities") which the Registrant plans to offer in series, each series to be issued under a separate [pooling and servicing agreement] [Trust Agreement] (a "[Pooling and Servicing Agreement]" [Trust Agreement]), in substantially one of the forms incorporated by reference as Exhibits to the Registration Statement, among Advanta Auto Finance Corporation (the "Company"), ___________________, as issuer, _____________________, as seller, __________________, as back-up servicer, and a trustee to be identified in the prospectus supplement for such series of Securities (the "Trustee" for such series).

     We have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such documents and records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

     The opinions expressed below are subject to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles.

     We are admitted to the Bar of the State of New York and we express no opinion as to the laws of any other jurisdiction except as to matters that are governed by Federal law or the laws of the State of New York. All opinions expressed herein are based on laws, regulations and policy



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Advanta Auto Finance Corporation
______________ __, 199__
Page 2


guidelines currently in force and may be affected by future regulations.

          Based upon the foregoing, we are of the opinion that:

          1. When, in respect of a series of Securities, a [Pooling and Servicing Agreement] [Trust Agreement] has been duly authorized by all necessary action and duly executed and delivered by the Company, the issuer, the seller, the back-up servicer and the Trustee for such series, such Pooling and Servicing Agreement will be a valid and legally binding obligation of the Company; and

          2. When a [Pooling and Servicing Agreement] [Trust Agreement] for a series of Securities has been duly authorized by all necessary action and duly executed and delivered by the Company, the issuer, the seller, the back-up servicer and the Trustee for such series, and when the Securities of such series have been duly executed and authenticated in accordance with the provisions of the [Pooling and Servicing Agreement] [Trust Agreement], and issued and sold as contemplated in the Registration Statement and the prospectus, as amended or supplemented and delivered pursuant to Section 5 of the Act in connection therewith, such Securities will be legally and validly issued, fully paid and nonassessable, and the holders of such Securities will be entitled to the benefits of such [Pooling and Servicing Agreement] [Trust Agreement].


     This opinion is furnished by us as counsel to the Registrant. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to Dewey Ballantine in the Registration Statement and the related prospectus under the heading "Legal Matters."


                                                     Very truly yours,








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                                                         _____________ __, 199__



Advanta Auto Finance Corporation
500 Office Center Drive
Fort Washington, Pennsylvania 19034

                  Re:      Advanta Auto Finance Corporation
                           Automobile Receivables-Backed Securities
                           Series 199  -
                           ----------------------------------------

Gentlemen:

     We have acted as counsel to Advanta Auto Finance Corporation in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") being filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), in respect of Automobile Receivables-Backed Securities, Series 199__- ("Securities") which the Registrant plans to offer in series.

     The opinion contained in the relevant prospectus supplement constitutes a part of the Registration Statement under the heading "Certain Federal Income Tax Consequences", to the extent they constitute legal conclusions with respect to matters federal law, have been prepared by us and, in our opinion, provide a fair and accurate summary of such law or conclusions.

     We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the reference to Dewey Ballantine in the Registration Statement and related prospectus under the heading "Certain Federal Income Tax Consequences."

                                            Very truly yours,